Exhibit 32.01

CERTIFICATION

I, Gary D. Halbert, the President of ProFutures, Inc., the general partner of ProFutures Diversified Fund, L.P., certify that, except with respect to the paragraph below, (i) the Annual Report of ProFutures Diversified Fund, L.P. on  Form 10-K for the period ended December 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Annual Report fairly presents, in all material respects, the financial condition and results of operations of ProFutures Diversified Fund, L.P.

Because the auditors of ProFutures Diversified Fund, L.P. were unable to complete audit procedures on ProFutures Diversified Fund, L.P.'s investment in SHK Diversified LLC due to uncertainty as to the valuation of such investment, the auditors issued a qualified audit opinion which is included in the Annual Report of ProFutures Diversified Fund, L.P. on Form 10-K for the period ended December 31, 2007.

                                                                 PROFUTURES DIVERSIFIED FUND, L.P.

                                                                 By:  ProFutures, Inc., General Partner

                                                                 By:  /s/ Gary D. Halbert

                                                                      ---------------------------------
                                                                      Gary D. Halbert
                                                                      President
                                                                      May 15, 2008